Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57267) pertaining to the Pacific Century Financial Corporation Profit Sharing Plan of our report dated June 26, 2009 with respect to the financial statements and supplemental schedule of the Bank of Hawaii Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Honolulu, Hawaii
June 26, 2009